Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2020, relating to the consolidated financial statements of Personalis, Inc. and subsidiary (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 7, 2020